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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                      Insight Communications Company, Inc.
             (Exact name of Registrant as specified in its charter)

                Delaware                                    13-4053502
(State of incorporation or organization)                 (I.R.S. Employer
                                                       Identification Number)

                              126 East 56th Street
                            New York, New York 10022
                (Address principal executive offices) (Zip Code)

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         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this form relates: 333-78293

         Securities to be registered pursuant to Section 12(b) of the Act:

                                             Name of each exchange on which each
Title of each class to be registered              class is to be registered

          Not Applicable                               Not Applicable

        Securities to be registered pursuant to Section 12(g) of the Act:

                 Class A common stock, par value $0.01 per share

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Class A common stock, par value $0.01 per share (the "Common Stock"), of Insight Communications Company, Inc. (the "Registrant") will be contained in a prospectus, constituting part of the Registrant's Registration Statement on Form S-1 (File No. 333-78293) relating to the Common Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the "Prospectus"). The description of the Common Stock contained in the Prospectus is hereby incorporated by reference into this Form 8-A.

ITEM 2.  EXHIBITS.

Exhibit Number        Description
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3.1                   Restated Certificate of Incorporation of the Registrant*

3.2                   By-Laws of the Registrant*

4.1                   Specimen of Certificate representing the Common Stock*

* Denotes document filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-78293) and incorporated herein by reference.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                             Insight Communication Company, Inc.

                             By:          /s/ Kim D. Kelly
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                                          Kim D. Kelly
                                          Executive Vice President and Chief
                                          Operating and Financial Officer

Date: July 12, 1999